EXHIBIT 4.1

 ROYAL STANDARD MINERALS, INC.

2009 EMPLOYEES, DIRECTORS, OFFICERS AND CONSULTANTS

STOCK OPTION AND STOCK AWARD PLAN

SECTION 1.  PURPOSE OF THE PLAN.

The purpose of the of Royal Standard Minerals, Inc. 2009 Employees, Directors, Officers and Consultants Stock Option and Stock Award Plan (the “Plan”) is to maintain the ability of Royal Standard Minerals, Inc., a Canadian Corporation (the “Company”), and its subsidiaries to attract and retain highly qualified and experienced directors, officers, employees and consultants and to give directors, officers, employees and consultants a continued proprietary interest in the success of the Company and its subsidiaries. In addition, the Plan is intended to encourage ownership of common stock, without par value (“Shares”), of the Company by the employees, directors, officers, and consultants of the Company and to provide increased incentive for such persons to render services and to exert maximum effort for the success of the Company. The Plan provides eligible employees, directors, officers, consultants and affiliates the opportunity to participate in the enhancement of shareholder value by the grants of options, stock appreciation rights, awards of restricted stock, bonuses and/or fees payable in unrestricted stock, or any combination thereof.  In addition, the Company expects that the Plan will further strengthen the identification of the directors, officers, employees and consultants with the stockholders. Options granted under this Plan will be nonqualified options (“Nonqualified Options”). Employees, consultants and directors who participate or become eligible to participate in this Plan from time to time are referred to individually as a “Participant” and collectively herein as “Participants.” As used in this Plan, the term “Affiliates” means any “parent corporation” of the Company and any “subsidiary corporation” of the Company.

SECTION 2.  ADMINISTRATION OF THE PLAN.

(a)

Composition of Committee.

The Plan shall be administered by the Board of Directors of the Company (the “Board”) or a committee of the Board (the “Committee”), if and when formed. When acting in such capacity, the Board is herein referred to as the “Committee.”. If the Company is governed by Rule 16b-3 promulgated by the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no director shall serve as a member of the Committee unless he or she is a “disinterested person” within the meaning of such Rule 16b-3.

(b)

Committee Action.

The Committee shall hold its meetings at such times and places as it may determine.  A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute award agreements or other documents on behalf of the Committee and the Company. Any duly constituted committee of the Board satisfying the qualifications of this Section 2 may be appointed as the Committee.

(c)

Committee Expenses

All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons.

SECTION 3.  STOCK RESERVED FOR THE PLAN.

Subject to adjustment as provided in Section 6(m) hereof, the aggregate number of Shares that may be optioned or issued under the Plan is 3,000,000. The Shares subject to the Plan shall consist of authorized but unissued Shares and such number of Shares shall be and is hereby reserved for sale for such purpose. Any of such Shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options granted under the Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be canceled prior to its exercise in full, the Shares theretofore subject to such option may again be made subject to an option under the Plan. In the event, the Company issues rechargeable options i.e. options which grant to the holder thereof the grant of the same number of options as exercised at the closing market price on the day of exercise, the aggregate number of Shares that may be optioned or issued under the Plan will increase by the number of rechargeable options issued.

SECTION 4.  ELIGIBILITY.

The Participants shall include directors, employees, including officers, of the Company and its divisions and subsidiaries, and consultants and attorneys who provide bona fide services to the Company. Participants are eligible to be granted options, restricted stock, unrestricted stock and other awards under this Plan and to have their bonuses and/or consulting fees payable in restricted stock, unrestricted stock and other awards. A Participant who has been granted an option hereunder may be granted an additional option or options, if the Committee shall so determine.

SECTION 5.  GRANT OF OPTIONS.

The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to this Plan who are to receive options, restricted Shares or non-restricted Shares under the Plan, (ii) to determine the number of Shares to be covered by such grant or such options and the terms thereof, (iii) to determine the type of Shares granted: restricted Shares, unrestricted Shares or a combination of both. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

SECTION 6.  TERMS AND CONDITIONS.

Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

(a)

Option Period.

The Committee shall promptly notify the Participant of the option grant and a written agreement shall promptly be executed and delivered by and on behalf of the Company and the Participant, provided that the option grant shall expire if a written agreement is not signed by said Participant (or his agent or attorney) and returned to the Company within 60 days from date of receipt by the Participant of such agreement. The date of grant shall be the date the option is actually granted by the Committee, even though the written agreement may be executed and delivered by the Company and the Participant after that date. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option shall expire at the end of such period.  If the original term of an option is less than ten years from the date of grant, the option may be amended prior to its expiration, with the approval of the Committee and the Participant, to extend the term so that the term as amended is not more than ten years from the date of grant.

(b)

Option Price.

The purchase price of each Share subject to each option granted pursuant to the Plan shall be determined by the Committee at the time the option is granted .The purchase price of each Share subject to a Nonqualified Option under this Plan shall be determined by the Committee prior to granting the option. The Committee shall set the purchase price for each Share subject to a Nonqualified Option at either the fair market value of each Share on the date the option is granted, or at such other price as the Committee in its sole discretion shall determine. The Committee may issue non-dilutive

At the time a determination of the fair market value of a Share is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

(c)

Exercise Period.

The Committee may provide in the option agreement that an option may be exercised in whole, immediately, or is to be exercisable in increments. In addition, the Committee may provide that the exercise of all or part of an option is subject to specified performance by the Participant. However, no portion of any option may be exercisable by a Participant prior to the approval of the Plan by the stockholders of the Company.

(d)

Procedure for Exercise.

Options shall be exercised by the delivery of written notice to the Secretary of the Company setting forth the number of shares with respect to which the option is being exercised.  Such notice shall be accompanied by cash or cashier’s check, bank draft, postal or express money order payable to the order of the Company, or at the option of the Committee, in Shares theretofore owned by such Participant (or any combination of cash and Shares). Notice may also be delivered by fax provided that the purchase price of such shares is delivered to the Company via wire transfer on the same day the fax is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. A Participant shall be deemed to be a stockholder with respect to Shares covered by an option on the date the Company receives such written notice and such option payment. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Participant certificates for the number of shares with respect to which such option has been so exercised, issued in the Participant’s name or such other name as Participant directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant at the address specified pursuant to this Section 6(d).

(e)

Termination of Employment.

If an executive officer to whom an option is granted ceases to be employed by the Company for any reason other than death or disability, any option which is exercisable on the date of such termination of employment may be exercised during a period beginning on such date and ending at the time set forth in the option agreement; provided, however, that if a Participant’s employment is terminated because of the Participant’s theft or embezzlement from the Company, disclosure of trade secrets of the Company or the commission of a willful, felonious act while in the employment of the Company (such reasons shall hereinafter be collectively referred to as “for cause”), then any option or unexercised portion thereof granted to said Participant shall expire upon such termination of employment.

(f)

Disability or Death of Participant ..

In the event of the determination of disability or death of a Participant under the Plan while he or she is employed by the Company, the options previously granted to him may be exercised (to the extent he or she would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time, within a period beginning on the date of such determination of disability or death and ending at the time set forth in the option agreement, by the former employee, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the option shall pass by will or the laws of descent and distribution, but in no event may the option be exercised after its expiration under the terms of the option agreement. A Participant shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he or she is incapable of performing services for the Company of the kind he or she was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

(g)

Assignability.

An option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations. During the lifetime of a Participant, an option shall be exercisable only by the Participant.

(h)

Restricted Stock Awards.

Awards of restricted stock under this Plan shall be subject to all the applicable provisions of this Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine:

(A)

Awards of restricted stock may be in addition to or in lieu of option grants.  Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Committee at the time of each award of restricted stock. During a period set forth in the agreement (the “Restriction Period”), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the agreement permits, to pay the option price pursuant to any option granted under this Plan. Shares of restricted stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient’s directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the agreement, there is a “change in control” of the Company. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it.  Unless and to the extent otherwise provided in the agreement, shares of restricted stock shall be forfeited and revert to the Company upon the recipient’s termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Committee, retirement after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the agreement, a “change in control” of the Company, except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient. Certificates for restricted stock shall be registered in the name of the recipient but shall be imprinted with the appropriate legend and returned to the Company by the recipient, together with a stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Shares or other property shall also be subject to the same restrictions.

(B)

Restricted Stock shall become free of the foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock. Restricted stock and any Shares received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legend requirements as are specified in the applicable agreement.

(i)

Bonuses and Past Salaries and Fees Payable in Unrestricted Stock.

(A)

In lieu of cash bonuses otherwise payable under the Company’s or applicable division’s or subsidiary’s compensation practices to employees and consultants eligible to participate in this Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in restricted or unrestricted Shares or partly in Shares and partly in cash. Such bonuses shall be in consideration of services previously performed and/or as an incentive toward future services and shall consist of shares subject to such terms as the Committee may determine in its sole discretion. The number of unrestricted Shares payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one Share on the date the bonus is payable, with fair market value determined as of such date. In the event restricted Shares is issued in lieu of a bonus, a discount to fair market value may be taken at the discretion of the Committee.

(B)

In lieu of salaries and fees otherwise payable by the Company’s to employees, attorneys and consultants eligible to participate in this Plan that were incurred for services rendered, the Committee, in its sole discretion, may determine that such unpaid salaries and fees shall be payable in restricted or unrestricted Shares or partly in Shares and partly in cash. The number unrestricted Shares payable in lieu of salaries and fees otherwise payable shall be determined by dividing each calendar month’s of unpaid salary or fee amount by the average trading value of the Shares for the calendar month during which the subject services were provided. In the event restricted Common Stock is issued in lieu of salary, a discount to fair market value may be taken at the discretion of the Committee.

(j)

No Rights as Stockholder.

No Participant shall have any rights as a stockholder with respect to shares covered by an option until the option is exercised by the written notice and accompanied by payment as provided in clause (d) above.

(k)

Extraordinary Corporate Transactions.

The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.  If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a “Fundamental Change”), then thereafter upon any exercise of an option theretofore granted the Participant shall be entitled to purchase under such option, in lieu of the number of Shares as to which option shall then be exercisable, the number and class of Shares and other securities to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of Shares as to which such option is then exercisable.  If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding Shares, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a “Corporate Change”), the Committee, in its sole discretion, may accelerate the time at which all or a portion of a Participant’s options may be exercised for a limited period of time before or after a specified date.

(l)

Changes in Company’s Capital Structure.

If the outstanding Shares or other securities of the Company, or both, for which the option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the number and kind of Shares or other securities which are subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate option price. The Committee, in granting options hereunder, shall have discretion to determine whether or not options shall not adjust as a consequence of any of the above recapitalizations, reorganizations, dividends or splits as set forth above in this paragraph.

(m)

Acceleration of Options.

Except as hereinbefore expressly provided, (i) the issuance by the Company of Shares or any class of securities convertible into Shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to options theretofore granted or the purchase price per share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to Participant. Notwithstanding anything to the contrary contained in this Plan, the Committee may, in its sole discretion, accelerate the time at which any option may be exercised, including, but not limited to, the occurrence of the events specified in this Section 6, and is authorized at any time (with the consent of the Participant) to purchase options pursuant to Section 7. Participants must receive written notice of any acceleration pursuant to this paragraph at least ten business days prior to the date on which acceleration will take place.

SECTION 7.  RELINQUISHMENT OF OPTIONS.

(a)

The Committee, in granting options hereunder, shall have discretion to determine whether or not options shall include a right of relinquishment as hereinafter provided by this Section 7. The Committee shall also have discretion to determine whether an option agreement evidencing an option initially granted by the Committee without a right of relinquishment shall be amended or supplemented to include such a right of relinquishment. Neither the Committee nor the Company shall be under any obligation or incur any liability to any person by reason of the Committee’s refusal to grant or include a right of relinquishment in any option granted hereunder or in any option agreement evidencing the same. Subject to the Committee’s determination in any case that the grant by it of a right of relinquishment is consistent with Section 1 hereof, any option granted under this Plan, and the option agreement evidencing such option, may provide:

(i)

That the Participant, or his or her heirs or other legal representatives to the extent entitled to exercise the option under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the then unexercised portion of the option (to the extent then exercisable) for a number of Shares to be determined in accordance with the following provisions of this clause:

(A)

The written notice of exercise of such right of relinquishment shall state the percentage of the total number of Shares issuable pursuant to such relinquishment (as defined below) that the Participant elects to receive;

(B)

The number of Shares, if any, issuable pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to the quotient obtained by dividing (i) the Appreciated Value by (ii) the purchase price for each of the Shares specified in such option;

(C)

For the purpose of this clause (C), “Appreciated Value” means the excess, if any, of (x) the total current market value of the Shares covered by the option or the portion thereof to be relinquished over (y) the total purchase price for such shares specified in such option;

(ii)

That such right of relinquishment may be exercised only upon receipt by the Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment;

(iii)

That the “current market value” of a share of Shares on a particular date shall be deemed to be its fair market value on that date; and

(iv)

That the option, or any portion thereof, may be relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company, and (B) the holder of such option pays, or makes provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to such relinquishment.

(b)

The Committee shall have sole discretion to consent to or disapprove, and neither the Committee nor the Company shall be under any liability by reason of the Committee’s disapproval of, any election by a holder of an option to relinquish such option in whole or in part, except that no such consent to or approval of a relinquishment shall be required under the following circumstances. Each Participant who is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act (“Covered Participant”) shall not be entitled to receive Shares when options are relinquished during any window period commencing on the third business day following the Company’s release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release (“Window Period”).  A Covered Participant shall be entitled to receive Shares upon the relinquishment of options outside a Window Period.

(c)

The Committee, in granting options hereunder, shall have discretion to determine the terms upon which such options shall be relinquishable, subject to the applicable provisions of this Plan, and including such provisions as are deemed advisable to permit the exemption from the operation from Section 16(b) of the Exchange Act of any such relinquishment transaction, and options outstanding, and option agreements evidencing such options, may be amended, if necessary, to permit such exemption.  If an option is relinquished, such option shall be deemed to have been exercised to the extent of the number of Shares covered by the option or part thereof which is relinquished, and no further options may be granted covering such Shares.

(d)

Neither any option nor any right to relinquish the same to the Company shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relation.

(e)

Except as provided in Section 7(f) below, no right of relinquishment may be exercised within the first six months after the initial award of any Option containing, or the amendment or supplementation of any existing option agreement adding, the right relinquishment.

(f)

No right of relinquishment may be exercised after the initial award of any option containing, or the amendment or supplementation of any existing option agreement adding the right of relinquishment, unless such right of relinquishment is effective upon the Participant’s death, disability or termination of his relationship with the Company for a reason other than “for cause.”

SECTION 8.  AMENDMENTS OR TERMINATION.

The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Participant, without his consent, under any option theretofore granted, or which, without the approval of the stockholders, would: (i) except as is provided in Section 6(k) of the Plan, increase the total number of shares reserved for the purposes of the Plan (except pursuant to Section 3 of the Plan), (ii) change the class of persons eligible to participate in the Plan as provided in Section 4 of the Plan, (iii) extend the applicable maximum option period provided for in Section 6(a) of the Plan, (iv) extend the expiration date of this Plan set forth in Section 15 of the Plan, (v) except as provided in Section 6(k) of the Plan, decrease the option price of any option granted under the Plan or (vi) withdraw the administration of the Plan from the Committee.

SECTION 9.  COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.  The Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.  Any adjustments provided for in subparagraphs 6(j), (k) and (i) shall be subject to any shareholder action required by Delaware corporate law.

SECTION 10.  PURCHASE FOR INVESTMENT.

Unless the options and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, and the Company has determined that such registration is unnecessary, each person acquiring or exercising an option under this Plan may be required by the Company to give a representation in writing that he or she is acquiring such option or such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 11.  TAXES.

The Company may, but is not obligated to, make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options granted under this Plan.

SECTION 12.  REPLACEMENT OF OPTIONS.

The Committee from time to time may permit a Participant under the Plan to surrender for cancellation any unexercised outstanding option and receive from the Company in exchange an option for such number of Shares as may be designated by the Committee. The Committee may, with the consent of the person entitled to exercise any outstanding option, amend such option, including reducing the exercise price of any option to not less than the fair market value of the Shares at the time of the amendment and extending the term thereof.

SECTION 13.  NO RIGHT TO COMPANY EMPLOYMENT.

Nothing in this Plan or as a result of any option granted pursuant to this Plan shall confer on any Participant any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate any Participant's employment at any time. The option agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 14.  LIABILITY OF COMPANY.

The Company shall not be liable to a Participant or other persons as to:

(a)

the non-issuance or sale of Shares as to which authority the Company has been unable to obtain from any regulatory body having jurisdiction deemed by the Company’s counsel to be necessary to the lawful issuance of any Shares hereunder; and

(b)

any tax consequence expected, but not realized, by any Participant or other person due to the exercise of any option granted hereunder.

SECTION 15.  EFFECTIVENESS AND EXPIRATION OF PLAN.

The Plan shall be effective on the date the Board adopts the Plan.  If the stockholders of the Company fail to approve the Plan within twelve months of the date the Board approved the Plan, the Plan shall terminate and all options previously granted under the Plan shall become void and of no effect. The Plan shall expire ten years after the date the Board approves the Plan and thereafter no option shall be granted pursuant to the Plan.

SECTION 16.  NON-EXCLUSIVITY OF THE PLAN.

Neither the adoption by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 17.  GOVERNING LAW.

This Plan and any agreements hereunder shall be interpreted and construed in accordance with the internal laws of the State of Delaware without reference to choice of law principals and applicable federal law. In the event the Company changes its state of incorporation by merger, exchange of shares, sale of assets or any other means, the governing law shall become the internal laws of the jurisdiction in which the Company is incorporated.

SECTION 18.  CASHLESS EXERCISE.

The Committee, in granting options hereunder, shall have discretion to determine whether or not options shall be exercised on a cashless basis or other basis which is consistent with the purpose of the Plan. The terms of such cashless or other exercise will be set forth in the Option Agreement between the Company and the holder thereof.

SECTION 19.  PROCEEDS FROM EXERCISE

The proceeds from such exercise of options under the Plan shall be added to the general funds of the Company and shall be used for general corporate purposes.

SIGNATURES

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by directors of the Company, has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of this 24th day of August 2009.

  ROYAL STANDARD MINERALS, INC.

By: /s/Roland Larsen

      Roland Larsen, Chief Executive Officer

By: /s/Kimberly A. Koerner

   Kimberly A. Koerner, Director